Exhibit 99.1

Shell Midstream Partners, L.P. Receives Offer For Remaining Units From Shell Pipeline Company L.P.

February 11, 2022

HOUSTON, Feb. 11, 2022 /PRNewswire/ — Shell Midstream Partners, L.P. (NYSE: SHLX) (“SHLX” or the “Partnership”) announces that it has received a non-binding, preliminary proposal letter from Shell Pipeline Company LP (“SPLC”) to acquire all of the Partnership’s issued and outstanding common units not already owned by SPLC or its affiliates at a value of $12.89 per each issued and outstanding publicly held common unit of the Partnership (the “Proposal”). The Board of Directors of our general partner intends to appoint a conflicts committee to review, evaluate and negotiate the Proposal. SHLX will provide further information as appropriate.

The proposed transaction is subject to a number of contingencies, including the approval of the Board of Directors of our general partner, the negotiation of a definitive agreement concerning the transaction, and the satisfaction of conditions to the consummation of a transaction set forth in any such definitive agreement. There can be no assurance that such definitive agreement will be executed or that any transaction will be consummated on the terms described above or at all.

This offer has no impact on the safe and reliable operation of SHLX assets, which would also continue if any buy-in is completed.

About Shell Midstream Partners, L.P.

Shell Midstream Partners, L.P., headquartered in Houston, Texas, owns, operates, develops and acquires pipelines and other midstream and logistics assets. The Partnership’s assets include interests in entities that own (a) crude oil and refined products pipelines and terminals that serve as key infrastructure to transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and deliver refined products from those markets to major demand centers and (b) storage tanks and financing receivables that are secured by pipelines, storage tanks, docks, truck and rail racks and other infrastructure used to stage and transport intermediate and finished products. The Partnership’s assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “budget,” “continue,” “potential,” “guidance,” “effort,” “expect,” “forecast,” “goals,” “objectives,” “outlook,” “intend,” “plan,” “predict,” “project,” “seek,” “target,” “begin,” “could,” “may,” “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning any proposal or proposed transaction are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, February 11, 2022, and we disclaim any obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these events are beyond our ability to control or predict.

*	SHELL and the SHELL Pecten are registered trademarks of Shell Trademark Management, B.V. used under license.

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SOURCE Shell Midstream Partners, L.P.

Inquiries: Shell Media Relations, Americas: +1 832 337 4355, Shell Investor Relations, North America: +1 832 337 2034